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                                                                    EXHIBIT 21.1



                        Subsidiaries of the Registrant.


1.   Internet Security Systems, Inc. (Georgia).

2.   Internet Security Systems Europe N.V. (Belgium).

3.   Internet Security Systems K.K. (Japan).


4.   ISS Investment Holdings, Inc. (Delaware)